Exhibit 4.3

PREFERRED SHARES	PREFERRED SHARES
NUMBER	SHARES

PK

DDR CORP.

THIS CERTIFICATE IS TRANSFERABLE IN	CUSIP 23317H 888
CANTON, MA, JERSEY CITY, NJ,
NEW YORK, NY AND PITTSBURGH, PA	SEE REVERSE FOR CERTAIN DEFINITIONS
INCORPORATED UNDER THE LAWS OF
THE STATE OF OHIO
THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE 6.250% CLASS K CUMULATIVE REDEEMABLE PREFERRED SHARES,

WITHOUT PAR VALUE, ($500 LIQUIDATION PREFERENCE PER SHARE) OF

DDR Corp. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and amendments thereto as filed in the office of the Secretary of State of Ohio, to which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE SHAREOWNER SERVICES LLC
TRANSFER AGENT AND REGISTRAR
BY:

	AUTHORIZED SIGNATURE	SECRETARY	PRESIDENT

DDR Corp.

The Preferred Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain provisions of the Corporation’s Articles of Incorporation, no Person may Beneficially Own or Constructively Own shares of any series of any class of Preferred Shares in excess of 9.8% of the outstanding Preferred Shares of such series. Any Person who attempts to Beneficially Own or Constructively Own shares of any series of any class of Preferred Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation’s Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, certain of the Preferred Shares represented hereby may be subject to repurchase by the Corporation on the terms and conditions set forth in the Corporation’s Articles of Incorporation.

DDR CORP. WILL FURNISH WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST TO EACH REGISTERED HOLDER OF PREFERRED SHARES WHO SO REQUESTS A COPY OF THE ARTICLES OF INCORPORATION OF DDR CORP. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE TRANSFER AGENT AND REGISTRAR NAMED ON THE FACE OF THIS CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT-	custodian
TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For value received,	hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Preferred Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Preferred Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:	Signature(s):

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.